Exhibit 99.1

 Lucas Energy Closes $1.32 Million Equity Offering

For Immediate Release

HOUSTON, TEXAS - (GlobeNewswire) – September 12, 2012 – Lucas Energy, Inc. (NYSE MKT - LEI) an independent oil and gas company (the “Company” or “Lucas Energy”), today announced that on September 11, 2012, it closed its previously announced registered offering to certain institutional investors of $1.32 million in equity. In total, the Company sold 800,000 units at a price of $1.65 per unit.  Each unit consisted of one share of the Company's common stock and 0.25 of a warrant to purchase one share of the Company's common stock.  Each warrant can be exercised to purchase one share of the Company's common stock at an exercise price of $2.00 per share at any time during the one-year period following the closing of the offering.  A total of 800,000 shares and 200,000 warrants were sold in connection with the offering.

The Company plans to use the proceeds from the offering to pay down expenses related to drilling, lease operating, and workover activities and for general corporate purposes, including general and administrative expenses.

"We are pleased to have successfully completed the offering and to have sold the full amount of securities offered.  We believe that this offering, although small, will allow us to further expand our drilling program and to continue our work-over activity during 2012,” commented William A. Sawyer, President and Chief Executive Officer of the Company.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lucas Energy, Inc.

Lucas Energy, Inc., a Nevada corporation, is an independent oil and gas company based in Houston, Texas. The Company acquires underdeveloped oil and gas properties, restores production to the properties, and looks for underlying value.  Currently, the Company is active in the Austin Chalk, Eagle Ford, Eaglebine, and Buda trends. Our goal for the current year is production and revenue growth, and expansion of our asset base using joint ventures.

For more information on this and other activities of the Company, visit the Lucas Energy web site at www.lucasenergy.com.

Contacts:

Andrew Lai, CFO	Michael Brette J.D., Advisor
alai@lucasenergy.com	mikebrette@gmail.com
(713) 528-1881	(951) 236-8473

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Act”) and Section 21E of the Securities Act of 1934, as amended (the “Exchange Act”). In particular, the words "believes," "expects," "intends," "plans," "anticipates," or "may," and similar conditional expressions are intended to identify forward-looking statements and are subject to the safe harbor created by these Acts. Any statements made in this news release about an action, projection, event or development, are forward-looking statements. Such statements are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration and development of oil and gas. These risks include, but are not limited to, completion risk, dry hole risk, price volatility, reserve estimation risk, regulatory risk, potential inability to secure oilfield service risk as well as general economic risks and uncertainties, as disclosed in the Company’s SEC filings including its Form 10-K and Form 10-Q’s. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company’s SEC filings are available at http://www.sec.gov.